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                                                                      EXHIBIT 99



We have made a review of the consolidated financial statements of Penn Octane Corporation and subsidiaries as of April 30, 2000 and for the three-month and nine-month periods ended April 30, 2000, in accordance with standards established by the American Institute of Certified Public Accountants, and issued our report thereon dated June 19, 2000. We are aware that such financial statements and our above-mentioned report appearing in the Form 10-Q of Penn Octane Corporation for the quarter ended April 30, 2000 are being incorporated by reference in this Registration Statement and that such report pursuant to Rule 436(c) of the Securities Act of 1993 is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Paragraphs 7 and 11 of that Act.


                                                 BURTON MCCUMBER & CORTEZ L.L.P

Brownsville, Texas
July 14, 2000